                                   EXHIBIT 21

         SUBSIDIARIES OF INTEGRATED BUSINESS SYSTEMS AND SERVICES, INC.

Name                     State of Organization           Doing Business Under
----                     ---------------------           --------------------
Synamco, LLC             South Carolina                  Synamco
                                                         Synapse HR